EXHIBIT 10.2

FROZEN FOOD EXPRESS INDUSTRIES, INC.

2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

1.  PURPOSE. The purposes of the Frozen Food Express Industries, Inc., 2005 Non-Employee Director Restricted Stock Plan (this "Plan") are to promote the growth and prosperity of Frozen Food Express Industries, Inc. (the "Company"), to attract and retain the best available people to serve as independent directors of the Company and to encourage stock ownership by such directors and thus increase their personal interest in the Company's success.

2.  ADMINISTRATION.

(a)  This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may from time to time prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of this Plan, as may be advisable in its opinion in the administration of this Plan, and subject to the terms of this Plan shall prescribe the provisions of the restricted stock agreements to be issued hereunder and make all other determinations and interpretations necessary or advisable for administering this Plan and the stock option agreements.

(b)  A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board, shall be the acts of the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all persons interested in this Plan.

3.  SHARES AVAILABLE FOR AWARD UNDER THIS PLAN.

(a)  The stock to be subject to awards granted under this Plan shall be shares of the Company's common stock, par value $1.50 per share (the "Common Stock"), either authorized and unissued or treasury stock.

(b)  In the event of a merger, consolidation, reorganization, recapitalization, subdivision or any other similar change affecting the stock of the Company, an appropriate adjustment to reflect any such change shall be made in the total number and class of shares for which awards may be granted, the number and class of shares underlying awards to be granted in accordance with Section 4(a), and the number and class of shares. Such adjustment shall be as determined by the Board; provided, however, that any such computation shall be rounded to the nearest whole share and no such modification shall require the issuance of fractional shares.

(c)  The total amount of stock reserved for issuance under the Plan in the form of shares of Restricted Stock shall be 50,000 shares (subject to adjustment in accordance with Section 3(b)).

(d)  In the event any outstanding award for any reason expires, is forfeited, cancelled or otherwise terminates, the shares allocable to the award shall again be available for issuance under this Plan.

(e)  Nothing in this Plan or in any award granted pursuant to this Plan shall confer on any individual any right to continue as a director of the Company or interfere in any way with the removal of such person as a director in accordance with the Articles of Incorporation and Bylaws.

4.  ELIGIBILITY AND AWARDS.

Each director of the Company who is not at the time of the grant of an award an officer or employee of the Company ("Non-Employee Director") shall be eligible to receive an award of restricted stock under this Plan on the day of a Non-Employee Director's initial appointment or election (whichever comes first) to the Board. Annually thereafter, on the day of each annual meeting of stockholders of the Company that occurs after the date of such Director’s initial appointment or election to the Board, such individual shall be eligible to receive an award of restricted stock under this Plan. Each such date (of appointment, election or the annual stockholders’ meeting) shall be the “Date of Grant” with respect to an award. The Board shall determine from time to time the number of shares of Restricted Stock to be issued to an eligible Non-Employee Director.

5.  VESTING OF RESTRICTED STOCK.

Unless otherwise determined by the Board and set forth in the Award Agreement, all shares of Restricted Stock awarded under this Plan shall vest over a period of three (3) years from the Date of Grant, one-third (1/3) on each anniversary of the Date of Grant, provided that the Non-Employee Director continues to serve as such at each vesting date.

If a Non-Employee Director dies while serving on the Board, the shares of Restricted Stock theretofore granted to such director shall become fully vested as of the date of his or her death.

6.  TERMS AND CONDITIONS OF RESTRICTED STOCK.

Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, until vested in accordance with paragraph 5. Except for such restrictions, the Non-Employee Director as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

Except as otherwise determined by the Board in its sole discretion, a Non-Employee Director whose service as a director terminates prior to full vesting of the Restricted Stock shall forfeit all non-vested shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Non-Employee Director and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Frozen Food Express Industries, Inc. 2005 Non-Employee Director Restricted Stock Plan and an agreement entered into between the registered owner and Frozen Food Express Industries, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247.

At each vesting date, Restricted Stock will be transferred free of all restrictions to a Non-Employee Director (or his or her legal representative, beneficiary or heir).

7.  AMENDMENT AND DISCONTINUANCE.

The Board may at any time amend this Plan, provided that, except as permitted by Section 3(b), no amendment without the approval of shareholders shall: (a) increase the total number of shares of Restricted Stock that may be granted, (b) change the class of persons eligible to receive shares of Restricted Stock under this Plan, or (c) change the provisions relating to the administration of this Plan by the Board.

The Board may terminate this Plan at any time but such termination shall not affect shares of Restricted Stock previously granted.

8.  RESERVATION OF SHARES.

During the term of this Plan, the Company shall at all times reserve and keep available, and will obtain from any regulatory body having jurisdiction any requisite authority in order to issue such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain any authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance of such stock as to which such authority shall not have been obtained.

9.  SECURITIES ACT OF 1933.

Unless (a) the shares to be issued upon an award have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended; or (b) in the opinion of counsel for the Company, no such registration is necessary, the Company shall be under no obligation to issue any shares covered by any award.

10.  SECTION 16.

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

11.  EFFECTIVE DATE; TERM OF PLAN.

This Plan shall become effective as of May 5, 2005; provided, however, if this Plan is not approved by the holders of a majority of the stock of the Company present or represented by proxy and entitled to vote at the annual meeting of shareholders of the Company on May 5, 2005, any awards granted under this Plan shall be null, void and of no force and effect as of their grant date, and this Plan shall terminate. This Plan shall terminate on May 5, 2015, unless sooner terminated as provided in this Plan. At the end of such term, this Plan shall expire except for awards then outstanding.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ Stoney M. Stubbs, Jr.
Name: STONEY M. STUBBS, JR.
Title:  Chairman of the Board